Exhibit 10.2

AMENDEMENT NO.l TO EMPLOYMENT AGREEMENT

This Amendment No. 1, which amends the August 8, 2011 Employment Agreement (the “Agreement) by and between Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Mark Sumeray (the “Employee”), is made and entered into as of this 1st day of September 2011.

WHEREAS, Employee and Company entered into the Agreement on August 8, 2011;

WHEREAS, Employee and Company have agreed to amend Section 6 of the Agreement (“Reimbursement of Business Expenses”) as set forth below;

WHEREAS, this Amendment is made pursuant to Section 12 of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Company and Employee agree as follows:

Section 1.        The first paragraph of Section 6 of the Agreement remains in full force and effect. The second paragraph of Section 6 of the Agreement is amended and replaced in its entirety with the following section:

“In addition, Employee will be eligible for an apartment rental allowance of up to $3,675 per month for his use towards renting a suitable apartment in the Cambridge, MA area. The allowance will be “grossed up” to a maximum of $5,145 per month to help offset Employee’s tax liability for this allowance. Employee also will be eligible to have reimbursable travel expenses directly related to his commuting to the Company’s Cambridge, MA offices, which are deemed taxable income pursuant to Treas. Reg. § 1.262-l(b)(5), “grossed up” to a maximum of forty percent (40%) per calendar quarter to help offset Employee’s associated tax liability. The Company will make these expense allowances and related “gross-up” benefits available for the time being but, as with all benefit plans and programs, shall assess their continued availability, as well as their specific terms, from time to time at its sole discretion.”

Section 2.        This Amendment, the Agreement (as now amended), together with the Confidentiality Agreement attached to the Agreement and the Equity Documents (as defined in the Agreement), constitute the entire understanding and agreement of the parties hereto regarding Employee’s employment.

Section 3.        This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Agreement as a sealed instrument as of the date first above written.

AEGERION PHARMACEUTICALS, INC.	EMPLOYEE

/s/ Marc D.Beer	/s/ Mark Sumeray
By:	Mark Sumeray
Title: CEO 10/24/11